 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
For Tender of All Outstanding Shares of Common Stock
of
H&E EQUIPMENT SERVICES, INC.
at
$92.00 Net Per Share
Pursuant to the Offer to Purchase dated January 28, 2025
by
UR MERGER SUB VII CORPORATION
a wholly owned subsidiary of
UNITED RENTALS (NORTH AMERICA), INC.,
a wholly owned subsidiary of
UNITED RENTALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON TUESDAY, FEBRUARY 25, 2025, UNLESS THE OFFER IS EXTENDED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of H&E Equipment Services, Inc., a Delaware corporation (“H&E”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to one minute after 11:59 p.m., Eastern time, on Tuesday, February 25, 2025 (the “Expiration Date,” unless extended pursuant to and in accordance with the terms of the Merger Agreement, in which event “Expiration Date” will mean the latest time and date at which the Offer, as so extended, will expire) or (iii) time will not permit all required documents to reach Equiniti Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
Equiniti Trust Company, LLC
If delivering by hand, express mail, courier or other expedited service:	By mail:
Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: LaToya Akerson/Reorganization Department	Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: LaToya Akerson/Reorganization Department
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to UR Merger Sub VII Corporation, a Delaware corporation and a wholly owned subsidiary of United Rentals (North America), Inc., a Delaware corporation and a wholly owned subsidiary of United Rentals, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 28, 2025 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), which, together with any amendments or supplements thereto, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the number of Shares of H&E specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:
Name(s) of Record Holder(s):

(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.
(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within one NASDAQ Global Select Stock Market trading day after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.
(Authorized Signature)
Name:
(Please type or print)
Title:
Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.